UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[Social media post first used on May 23, 2024]

Your support is needed. Take action and VOTE now! Contact Alliance Advisors at (855) 935-2562 (toll-free) or 1-551-210-9929 (international) to vote your shares today. Learn more: [link to 2024 Annual Meeting landing page]

[Social media post to be first used on or about May 25, 2024]

It is imperative for ALL stockholders to VOTE your shares. Stockholders as of the close of business on April 19, 2024, are entitled to vote, even if you no longer own the shares. Contact Alliance Advisors at (855) 935-2562 (toll-free) or 1-551-210-9929 (international) to vote your shares today. Learn more: [link to 2024 Annual Meeting landing page]

[Social media post to be first used on or about May 28, 2024]

Did you know? Voting is quick and easy – you can vote by telephone or internet. Contact Alliance Advisors at (855) 935-2562 (toll-free) or 1-551-210-9929 (international) to vote your shares today. Learn more: [link to 2024 Annual Meeting landing page]